Exhibit 10.1

SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”), is dated and entered into as of August 28, 2026, among CCF OPCO LLC, a Delaware limited liability company (“Borrower”), the Lenders party hereto, and THE HUNTINGTON NATIONAL BANK, SUCCESSOR BY MERGER TO VERITEX COMMUNITY BANK, as Administrative Agent (“Administrative Agent”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement (defined below).

RECITALS

WHEREAS, reference is hereby made to that certain Second Amended and Restated Revolving Credit Agreement dated as of December 29, 2023 (as may be amended, restated, modified and/or supplemented from time to time, the “Loan Agreement”), among the Borrower, the Lenders from time to time party thereto, the Subsidiary Guarantors party thereto, the Administrative Agent and Class B Agent;

WHEREAS, pursuant to Section 10.01 of the Loan Agreement, certain amendments, waivers or other modifications of the Loan Agreement shall not be effective without the written concurrence of the Required Lenders or all the Lenders, as applicable, and the Borrower or the applicable CCF Party, as the case may be, with receipt acknowledged by Administrative Agent; and

WHEREAS, each Lender and Borrower wishes to amend certain provisions of the Loan Agreement on and subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually agree as follows:

ARTICLE I - AMENDMENTS TO LOAN AGREEMENT

Section 1.01        Effective as of the date hereof, the definition of “Draw Period Termination Date” set forth in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Draw Period Termination Date” means the earlier of (a) the date on which a Cease Funding Event, which is not waived in accordance with the terms hereof, occurs, and (b) September 30, 2026; provided, that Borrower may seek to extend the Draw Period by an additional one (1) year in accordance with Section 2.01(b).

ARTICLE II - CONDITIONS TO EFFECTIVENESS

Section 2.01       This Amendment shall become effective as of the date (the “Amendment Effective Date”) that Administrative Agent shall have received: (i) this Amendment, duly executed and delivered on behalf of each party hereto; and (ii) such other documents, opinions, certificates, information and consents as the Administrative Agent shall reasonably request in connection herewith.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

Section 3.01         Borrower hereby represents and warrants to each Lender and Administrative Agent on and as of the Amendment Effective Date that:

(a)         the representations and warranties of Borrower under each of the Revolving Credit Documents (as amended or modified hereby) to which it is a party are true and correct as if made and restated on the date hereof (other than any representation and warranty that specifically relates to a specified prior date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specified prior date).

(b)         (i) the individual executing this Amendment on behalf of Borrower is duly authorized to do so, (ii) Borrower has full right and authority to enter into this Amendment and to consummate the transactions described in this Amendment and (iii) this Amendment constitutes the valid and legally binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

(c)         no Default or Event of Default has occurred and is continuing and no event or condition, the occurrence of which immediately is or, with the lapse of time or the giving of notice or both, would become a Backup Servicing Trigger Event or Cease Funding Event.

(d)        The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under this Amendment and the other Revolving Credit Documents (as amended or modified hereby) to which it is a party, in each case, have been duly authorized by all necessary action on the part of Borrower and do not and will not (i) violate, conflict with or constitute a breach of, or constitute a default under, any provision of Borrower’s Organizational Documents; (ii) violate, conflict with or constitute a breach of, or constitute a default under, any provision of any statute, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect to which Borrower is a party or is subject, or by which any of its assets are bound or affected; (iii) result in, or require the creation or imposition of, any Lien upon or with respect to any asset of Borrower other than Liens in favor of the Administrative Agent and the other Permitted Liens; or (iv) result in a breach of, or constitute a default by Borrower under, any indenture, loan, or credit agreement or any other agreement, document, instrument, or certificate to which Borrower is a party or subject or by which it or any of its assets are bound or affected, including, but not limited to, any loan from or agreement of any type with a third-party lender.

(e)         No approval, authorization, order, license, permit, franchise, or consent of, or registration, declaration, qualification, or filing with, any Governmental Authority or other Person is required in connection with the execution and delivery of this Amendment by Borrower and the performance by Borrower of its obligations under this Amendment or any of the other Revolving Credit Documents (as amended or modified hereby) to which it is a party, in addition to those that have already been obtained.

ARTICLE IV - REAFFIRMATION AND ACKNOWLEDGMENT

Section 4.01        Borrower hereby: (i) acknowledges, confirms and reaffirms in all respects the terms and provisions of, and confirms the validity and effectiveness of, each of the Revolving Credit Documents (as amended or modified hereby) to which it is a party; (ii) acknowledges, confirms and reaffirms its obligations, guarantees and grant of security interests under each of the Revolving Credit Documents (as amended or modified hereby) to which it is a party; and (iii) confirms and agrees that it has no defenses to or counterclaims or offsets against any of its obligations under any of the Revolving Credit Documents (as amended or modified hereby) to which it is a party (any such offset, defense or counterclaim as may exist being hereby irrevocable waived by Borrower.

ARTICLE V - MISCELLANEOUS

Section 5.01         The amendments set forth in Article I above, respectively, are limited precisely as written and shall not be deemed to (a) be a waiver of or amendment to any other term or condition of any Revolving Credit Document, or (b) prejudice any other right which each Lender or the Administrative Agent may now have or may have in the future under or in connection with any Revolving Credit Document (as amended or modified hereby). All of the terms and provisions of each Revolving Credit Document (as amended or modified hereby) are and shall remain in full force and effect.

Section 5.02       From and after the Amendment Effective Date, (i) all references in the Loan Agreement to “this Amendment”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement (as amended or modified hereby), and (ii) all references in the other Revolving Credit Documents to the “Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement (as amended or modified hereby). This Amendment shall constitute a Revolving Credit Document.

Section 5.03         This Amendment and the Revolving Credit Documents (as amended or modified hereby) sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

Section 5.04        Neither this Amendment nor any provision hereof may be waived, amended or modified, except pursuant to a written agreement signed by each of the parties hereto.

Section 5.05         THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

Section 5.06        The general provisions of Article 10 of the Loan Agreement (as amended or modified hereby) are hereby incorporated by reference into this Amendment, mutatis mutandis.

Section 5.07        This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, electronic "PDF" or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.08        The provisions of this Amendment are intended to be severable. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 5.09        Borrower shall pay to or otherwise reimburse each Lender and the Administrative Agent upon demand all reasonable fees, costs and expenses (including all reasonable fees and expenses of the Administrative Agent’s counsel) incurred by each Lender and the Administrative Agent in connection with or arising out of the negotiation, preparation, review, execution and delivery of this Amendment.

Section 5.10       In consideration of each Lender’s and the Administrative Agent’s agreements contained in this Amendment, Borrower hereby irrevocably releases and forever discharge each Lender, the Administrative Agent and the other Indemnitees (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which Borrower ever had or now has against any Lender, the Administrative Agent or any other Released Person which relates, directly or indirectly, to any acts or omissions of any Lender, the Administrative Agent or any other Released Person relating to the Revolving Credit Documents (as amended or modified hereby) on or prior to the date hereof

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Borrower:

CCF OPCO LLC,

a Delaware limited liability company

By:	/s/ Julie Torkelson
Name:	Julie Torkelson
Title:	Chief Financial Officer

Administrative Agent and Lenders:

THE HUNTINGTON NATIONAL BANK, SUCCESSOR BY MERGER

TO VERITEX COMMUNITY BANK,

in its capacity as Administrative Agent and Class A Lender

By:	/s/ Daniel Keeton
Name:	Daniel Keeton
Title:	Senior Vice President

BUSEY BANK, SUCCESSOR BY MERGER TO CROSSFIRST BANK,

as Class A Lender

By:	/s/ Seth Allen
Name:	Seth Allen
Title:	Senior Vice President

B1BANK, SUCCESSOR BY MERGER TO OAKWOOD BANK,

as Class A Lender

By:	/s/ Matt Barker
Name:	Matt Barker
Title:	Vice President

SUNFLOWER BANK, N.A.,

as Class A Lender

By:	/s/ Bradley Haynes
Name:	Bradley Haynes
Title:	Senior Vice President

BP FUNDING TRUST, SERIES SPL-V,
a statutory series of BP Funding Trust, a Delaware statutory trust, for itself and for no other series of BP Funding Trust, in its capacity as Class B Lender and Class B Agent

By:	BasePoint Administrative, LLC,
Not in its individual capacity but solely as Administrator of BP Funding Trust

By:	/s/ Michael Petronio
Name:	Michael Petronio
Title:	Authorized Signatory